/C O R R E C T I O N --WindsorTech, Inc./

                  PR Newswire, Tuesday, June 01, 2004 at 10:27

Jun 01, 2004 /PRNewswire via COMTEX/ -- In the news release, WindsorTech, Inc. Announces the Acquisition of QualTech International Corp. and QualTech Services Group, issued earlier today by WindsorTech, Inc. over PR Newswire, we are advised by a representative of the company that the fifth paragraph, second sentence, should read"... more than $4.0 million in EBITDA ..."rather than"... $4.0 in EBITDA ..."as originally issued inadvertently.

SOURCE WindsorTech, Inc.

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SOURCE  PR Newswire

06/01/2004